               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                            FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported) June 10, 1996

          PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
     (Exact name of registrant as specified in its charter)


                     New Jersey           1-9120                  22-2625848
                  (State or other       (Commission     (I.R.S. Employer
                 Jurisdiction of       File Number)       Identification No.)
                  Incorporation)

                  80 Park Plaza, P.O. Box 1171
                  Newark, New Jersey                               07101-1171
                 (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: 201-430-7000

            PUBLIC SERVICE ELECTRIC AND GAS COMPANY
     (Exact name of registrant as specified in its charter)


                 New Jersey              1-973                   22-1212800
             (State or other            (Commission          (I.R.S. Employer
            Jurisdiction of            File Number)          Identification No.)
              Incorporation)

                  80 Park Plaza, P.O. Box 570
                  Newark, New Jersey                               07101-570
                   (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: 201-430-7000

Item 5.  Other Events.
- --------   ----------------

The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I and under Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") of the Annual Reports on Form 10-K for the year ended December 31, 1995; and under Item 2 - MD&A of Part I and under Item 5 - Other Information of Part II of the Reports on Form 10-Q for the quarter ended March 31, 1996 of Public Service Electric and Gas Company ("PSE&G") and of its parent, Public Service Enterprise Group Incorporated ("Enterprise").


PSE&G - Rate Matters - Salem Investigation
- -----------------------------------------------------

As previously reported, on March 14, 1996, the BPU issued an order regarding its investigation into the continuing outage of the Salem Nuclear Generating
 Station.
The BPU's order:

   Declared PSE&G's rates related to Salem Unit 1 interim as of March 14, 1996, and subject to refund pending further hearings;

   Required PSE&G to file briefs with regard to why the BPU should not declare rates related to Salem Unit 2 interim and subject to refund;

   Required PSE&G to furnish certain other financial information related to the rate treatment of each Salem Unit as well as replacement power costs associated with the outage; and

   Required further proceedings to determine if each Salem Unit remains "used and useful" for rate making purposes.

On June 19, 1996, the BPU issued an oral decision declaring Salem Unit 2 rates interim and subject to refund as of such date. The BPU, in rendering such oral decision, indicated that it may rescind the decision if Salem Unit 2 is restarted within a reasonable time of PSE&G's estimated August 27, 1996 restart date.

   The issue of whether or not Salem Unit 1 and Salem Unit 2 are no longer used and useful will be addressed in separate hearings before the BPU. The dates for either hearing have yet to be determined; however, the Salem Unit
 2 hearing is not expected to occur prior to August 27, 1996. Neither Enterprise nor PSE&G can predict the outcome of these proceedings. Removal of Salem Unit 1 and/or Salem
Unit 2 from base rates could have a material adverse effect on PSE&G's financial position, results of operations and net cash flows. PSE&G will oppose the issuance of any order to remove either Salem Unit from base rates and believes that in the event of a Unit's removal from base rates, all of the replacement power costs attributable to such Unit would be recoverable through its Electric Levelized Energy.

 Adjustment Clause and that the estimated $12 million Nuclear Performance Standard penalty for 1996 would be substantially reduced.

PSE&G - Nuclear Operations - Salem
- ---------------------------------------------
As previously reported, both of the Salem Units are currently out of service and their return dates are subject to completion of testing, analysis, repair activity and NRC concurrence that they are prepared to restart.
  PSE&G expects to return Salem Unit 1 to operation in the second quarter of 1997 upon installation of new steam generators being purchased from the unfinished Seabrook Nuclear Unit 2 in New Hampshire.
Salem Unit 2 is currently estimated to return to service on August 27, 1996.

On June 11, 1996, the NRC advised PSE&G that it expects to conclude its Final Safety Analysis Report (FSAR) Project with regard to Salem Station shortly before the August 27, 1996 estimated restart of Salem Unit 2. The FSAR Project is designed to provide reasonable assurance that Salem Units will be operated within their licensing and design basis. The FSAR Project includes various levels of review of 46 major systems in the Salem Station, depending on their risk significance. While some safety systems will receive the most comprehensive review, all 46 systems will receive a configuration walkdown, a system readiness review, and maintenance rule implementation and Significant Event Report reviews before restart.
 While PSE&G does not expect that the FSAR Project will adversely affect the scheduled restart of Salem Unit 2, no assurances can be given.

                         SIGNATURE
                     -----------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

       PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                       (Registrant)

          PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       (Registrant)



        By                R. EDWIN SELOVER
             -----------------------------------------------------------------
                   R.  Edwin Selover
           Vice President and General Counsel
      Public Service Enterprise Group Incorporated

       Senior Vice President and General Counsel
        Public Service Electric and Gas Company


Date:  June 20, 1996